AMENDMENT AGREEMENT No. 1 dated as of the 29th day of March, 2011.

AMONG:

SANTA FE GOLD CORPORATION., a corporation incorporated and existing under the laws of the State of Delaware

(**"Santa Fe"**)

- and -

SANTA FE GOLD (BARBADOS) CORPORATION, a corporation incorporated and existing under the laws of Barbados

(**"Santa Fe Barbados"**)

- and -

LORDSBURG MINING COMPANY, a company incorporated and existing under the laws of the State of New Mexico

(**"Lordsburg"**)

- and -

SANDSTORM GOLD LTD., (formerly known as Sandstorm Resources Ltd.) a corporation incorporated and existing under the laws of the Province of British Columbia

(**"Sandstorm"**)

- and -

SANDSTORM GOLD (BARBADOS) LTD., (formerly known as Sandstorm Resources (Barbados) Ltd.) a corporation incorporated and existing under the laws of Barbados

(**"Sandstorm Barbados"**)

WHEREAS the parties hereto executed and delivered a purchase agreement dated as of September 9, 2009 (the "**Purchase Agreement**");

AND WHEREAS capitalized terms when not otherwise defined in this Agreement shall have the respective meanings ascribed thereto in the Purchase Agreement;

AND WHEREAS the Purchase Agreement contains among other provisions, a completion guarantee as set forth in section 3(g) thereof and the Parties are desirous of amending such section, all on and subject to the terms and conditions herein contained;

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties mutually agree as follows:

1. **Amendment to Purchase Agreement**

By their execution and delivery hereof, the Parties do hereby agree that the Purchase Agreement be and the same is hereby amended by the deletion of section 3(g) in its entirety and the substitution of the following therefor:

"(1) Notwithstanding any other provision of this Agreement, but subject to the following provisions of subsection 3(g)(2), if on or before June 30, 2012, the Project has not produced a minimum of 4,000 ounces of Payable Au in any consecutive six month period, then at the sole option of Sandstorm Barbados, in its sole and unfettered discretion, upon five Business Days prior written notice to Santa Fe Barbados, Sandstorm Barbados shall have the right to require Santa Fe Barbados (as guaranteed by Santa Fe and Lordsburg) forthwith, without setoff, deduction or defalcation, to refund to Sandstorm Barbados that percentage of the Deposit which is equal to that percentage of the underproduction of Au relative to the amount of Au planned to have been produced over that period as set forth in the Summit Economic Model, being 28,266 ounces by June 30, 2012. Until paid in full, the said amount that is due and owing to Sandstorm Barbados shall bear Default Interest. After the operation of the foregoing, the Uncredited Balance shall be reduced by any funds paid.

For greater certainty and without limitation, failure to comply with the above paragraph of this subsection 3(g)(1) shall constitute a Santa Fe Barbados Event of Default pursuant to Article 9.

(2) The Parties acknowledge that the date of June 30, 2012 in subsection 3(g)(1) is an extension to the date that was previously applicable to the completion guarantee set forth in section 3(g)(1) (i.e. prior to amendment). In consideration of Sandstorm and Sandstorm Barbados agreeing to the said extension, Santa Fe Barbados does hereby covenant and agree that it shall sell to Sandstorm Barbados (and Sandstorm Barbados shall purchase from Santa Fe Barbados), on or before June 30, 2011, an additional 700 ounces of Payable Au (which additional ounces of Payable Au, for greater certainty and without limitation, shall not constitute Sandstorm Purchased Payable Au), free and clear of any and all Encumbrances. The delivery obligations of Santa Fe Barbados under this Agreement with respect to such additional ounces of Payable Au shall be in a manner consistent with the terms of this Agreement (i.e. Article 8). The purchase price per ounce of such additional ounces of Payable Au to be paid by Sandstorm Barbados to Santa Fe Barbados shall be the Fixed Price. In the event that Santa Fe Barbados shall not sell to Sandstorm Barbados such entire number of additional ounces of Payable Au on or before June 30, 2011, then without any further or other act or formality on the part of any Party, as, at and from the said June 30, 2011, Santa Fe Barbados shall immediately owe to Sandstorm Barbados the sum of US$3.8 million. Until paid in full, the said amount that is due and owing to Sandstorm Barbados shall bear Default Interest. After the operation of the foregoing, the Uncredited Balance shall be reduced by

any funds paid. Failure to make the said payment of US$3.8 million plus interest shall constitute a Santa Fe Barbados Event of Default pursuant to Article 9. Save for the foregoing, no further tests or amounts shall be owed by Santa Fe Barbados to Sandstorm Barbados pursuant to section 3(g) as at June 30, 2012.

(3) In the event of any dispute between the Parties with respect to this section 3(g), either Party (Santa Fe, Santa Fe Barbados and Lordsburg being treated as one Party and Sandstorm and Sandstorm Barbados being treated as a second Party) shall have the right to elect to have the matter settled in accordance with the dispute resolution procedures set forth in Article 18."

2. Purchase Agreement In Full Force and Effect

Save and except as specifically provided in section 1 above, the Purchase Agreement shall remain in full force and effect, unamended as of the date hereof.

3. General Provisions

(a) This Agreement shall be governed by and construed under the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(b) Time is of the essence of this Agreement.

(c) All references in this Agreement to currency or to "$", unless otherwise expressly indicated, shall be to United States dollars.

(d) If any provision of this Agreement is wholly or partially invalid, this Agreement shall be interpreted as if the invalid provision had not been a part hereof so that the invalidity shall not affect the validity of the remainder of this Agreement which shall be construed as if this Agreement had been executed without the invalid portion.

(e) This Agreement may be executed in one or more counterparts and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

(f) This Agreement shall enure to the benefit of and shall be binding on and shall be enforceable by the Parties and their respective, successors and permitted assigns.

(g) The Parties have expressly required that this Agreement and all notices relating hereto be drafted in English.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year first above written.

SANTA FE GOLD CORPORATION
Per:

Authorized Signing Officer

SANTA FE GOLD (BARBADOS) CORPORATION
Per:

Authorized Signing Officer

LORDSBURG MINING COMPANY
Per:

Authorized Signing Officer

SANDSTORM GOLD LTD.
Per:

Authorized Signing Officer

SANDSTORM GOLD (BARBADOS) LTD.
Per:

Authorized Signing Officer